Exhibit 10.5.2

BIO-REFERENCE LABORATORIES, INC.

2005 SENIOR MANAGEMENT INCENTIVE BONUS PLAN

TERMS OF THE PLAN

Terms

A.                                   The 2005 Senior Management Incentive Bonus Plan will provide bonuses to the employee participants based on Operating Income as a percentage of Net Revenues as reported on the Corporation’s audited consolidated financial statements for fiscal 2005, subject, however, to the exception defined in B herein for Class II employee participants.

B.                                     For Class II employee participants, bonuses under the Plan will be based on Adjusted Operating Income for fiscal 2005 as a percentage of Adjusted Net Revenues for such fiscal year. Adjusted Net Revenues and Adjusted Operating Income will be determined by the Corporation’s CEO and CFO acting jointly, by deducting the total net revenues and the total cost of services and/or general and administrative expenses attributable to the Corporation’s PSIMedica business unit in fiscal 2005 from the Corporation’s Net Revenues and cost of services and/or general and administrative expenses as reported on the Corporation’s audited consolidated financial statements for such fiscal year.

C.                                     Bonus for Class I employee participants

In the event that Operating Income as a percentage of Net Revenues for fiscal 2005 equals or exceeds 9%, each Class I employee participant will be entitled to be paid a bonus equal to the following percentage of his annual gross wages for calendar 2005 (excluding commissions, bonuses,option exercise income, auto expense charge-backs and any unearned income).

If the Operating Income
Percentage of Net Revenues
Is Equal to or	And	Bonus as a Percentage
Greater Than	Less Than	of Annual Gross Wages

9.00%	9.25%	5%
9.25%	9.50%	10%
9.50%	10.00%	15%
10.00%	10.50%	20%
10.50%	11.00%	25%
11.00%	11.50%	30%
10.50%	12.00%	35%
12.00%	12.50%	40%
12.50%	13.00%	45%
13.00%	—	50%

D.            Bonus for Class II employee participants

In the event that Adjusted Operating Income as a percentage of Adjusted Net Revenues for fiscal 2005 equals or exceeds 9%, each Class II employee participant will be entitled to be paid a bonus equal to the following percentage of his or her annual gross wages for calendar 2005 (excluding commissions, bonuses, option exercise income, auto expense charge-backs and any unearned income.)

If the Adjusted Operating Income
Percentage of Adjusted Net Revenues
Is Equal to or	And	Bonus as a Percentage
Greater Than	Less Than	of Annual Gross Wages

9.00%	9.25%	5%
9.25%	9.50%	10%
9.50%	10.00%	15%
10.00%	10.50%	20%
10.50%	11.00%	25%
11.00%	11.50%	30%
10.50%	12.00%	35%
12.00%	12.50%	40%
12.50%	13.00%	45%
13.00%	—	50%

E.                                      The maximum bonus to be paid pursuant to the Plan to any Class I or Class II employee participant will not exceed 50% of his or her annual gross wages for calendar 2005 (excluding commissions, bonuses, option exercise income, auto expense charge-backs or any unearned income),regardless of the amount of Operating Income or Adjusted Operating Income. Furthermore, to qualify for a bonus under the Plan, the employee participant must be a full-time employee of the Corporation on the last day of fiscal 2005.